UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2008

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)           (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective as of February 21, 2008, the Board of Directors of Select Comfort Corporation has separated the positions of Chairman of the Board of Directors and Chief Executive Officer, and has appointed Ervin R. Shames as the non-executive Chairman of the Board.  The Board also approved the payment of an annual retainer of $100,000 to the non-executive Chairman of the Board in addition to the previously established annual retainer for independent directors of $25,000.  Further information regarding the Board’s action is set forth in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Effective as of February 21, 2008, the Board of Directors accepted Bill McLaughlin’s proposal to forego his annual base salary for the balance of 2008 until the company has achieved growth in same store sales of at least 1% for not less than four consecutive weeks.  This proposal is set forth in a letter agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Letter Agreement between William R. McLaughlin and Select Comfort Corporation dated as of February 21, 2008.
99.1	Press Release, dated February 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: February 27, 2008	By:
Name: Mark A. Kimball
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Letter Agreement between William R. McLaughlin and Select Comfort Corporation dated as of February 21, 2008.

99.1	Press Release, dated February 27, 2008.